EXHIBIT 10.73
SUBORDINATION AND INTERCREDITOR AGREEMENT
     THIS SUBORDINATION AND INTECREDITOR AGREEMENT is executed this 31st day of March, 2006, by ROCKFORD CORPORATION, an Arizona corporation (“Rockford”), ADVANCED INTEGRATION, LLC, an Oklahoma limited liability company (the “Borrower”) and STILLWATER NATIONAL BANK AND TRUST COMPANY (“SNB”).
W I T N E S S E T H
     WHEREAS, the Borrower, Rockford and Audio Innovations, Inc. (“Audio”) have entered into that certain Asset Purchase Agreement (the “Asset Purchase Agreement”) pursuant to which the Borrower is acquiring all of the business assets of Audio, except as specifically set forth therein (the “Audio Assets”); and
     WHEREAS, SNB and the Borrower have entered into a Loan Agreement of even date herewith (the “SNB Loan Agreement”) pursuant to which SNB has loaned to the Borrower the sum of $750,000.00 (the “SNB Loan”) as evidenced by a Promissory Note in the principal face amount of $750,000.00 dated effective March 31, 2006, signed by the Borrower in favor of SNB (the “SNB Note”), which is secured by a certain Security Agreement (the “SNB Security Agreement”) covering all of the business assets of the Borrower, including but not limited to, the Audio Assets and any and all other accounts, inventory, equipment and general intangibles now owned or hereafter acquired by the Borrower (the “Collateral”); and
     WHEREAS, Rockford has extended credit to the Borrower in the amount of $1,000,000.00 (the “Rockford Loan”) as evidenced by a certain Loan and Security Agreement between the Borrower and Rockford (the “Rockford Agreement”), which sum is secured by the Collateral; and
     WHEREAS, this Agreement is executed and delivered to SNB by Rockford and the Borrower to induce SNB to make the SNB Loan to the Borrower, and in satisfaction of a material condition precedent thereto;
     WHEREAS, Rockford has heretofore collected the payments of the accounts and account receivables of Audio, which accounts and account receivables (the “Accounts”) constitute a portion of the Collateral; and
     WHEREAS, this Agreement is executed by SNB and Rockford in order to establish the relative priorities of the security interests of SNB and Rockford with respect to the Collateral; and
     WHEREAS, this Agreement is also executed by SNB, Rockford and the Borrower to establish the terms and conditions surrounding the receipt, transmittal and disposition of the proceeds of the Accounts.

     NOW THEREFORE, in consideration of the recitals, the making of the SNB Loan to the Borrower by SNB, and the benefits to be derived by Rockford and the Borrower therefrom and other good and valuable consideration, it is agreed as follows:
1.	Subordination. Except as specifically set forth herein Rockford hereby subordinates any and all liens and security interests held by Rockford in the Collateral to the terms of the SNB Security Agreement, and all liens and security interests granted thereunder by the Borrower in favor of SNB covering the Collateral. Rockford agrees that except as specifically set forth herein, any and all liens and security interests of Rockford in the Collateral will be junior and inferior in priority to the liens and security interests created of SNB in the Collateral regardless of the order of filing of financing statements by SNB and Rockford with respect to the Collateral.

2.	Receipt and Transmittal of Account Proceeds. The Borrower shall notify each existing account debtor and instruct each account debtor to send all payments on the Accounts to SNB. Rockford agrees that upon any receipt by Rockford of any payments on the Accounts, Rockford will:
a.	if the payment is by instrument, mail such instrument and any accompanying remittance materials to SNB at P.O. Box 819, Stillwater, Oklahoma 74076, within a reasonable time after receipt by Rockford, but no later than five (5) business days after such receipt; or

b.	if the payment is by wire transfer, promptly transmit such funds to SNB by wire transfer in accordance with wiring instructions to be provided by SNB, and mail any associated remittance materials to SNB at P.O. Box 819, Stillwater, Oklahoma 74076, within a reasonable time thereafter, but no later than five (5) business days.
3.	Best Buy Accounts. Notwithstanding paragraph 1 above, SNB hereby subordinates any and all liens and security interests held by SNB in the accounts of the Borrower arising out of transactions with Best Buy Co., Inc. (“Best Buy”) or any successor or affiliate of Best Buy (including but not limited to accounts acquired as part of the Audio Assets), whether now existing or arising as the result of transactions occurring subsequent to the date of this Agreement (the “Best Buy Accounts”) to the terms of the Rockford Agreement, and all liens and security interests granted thereunder by the Borrower in favor of Rockford covering the Best Buy Accounts. SNB agrees that any and all of the liens and security interests of SNB in the Best Buy Accounts will be junior and inferior in priority to the liens and security interests of Rockford in the Best Buy Accounts regardless of the order of filing of financing statements by SNB and Rockford with respect to the Best Buy Accounts.

4.	Best Buy Proceeds. SNB, Rockford and the Borrower agree that subject to paragraph 5 below and notwithstanding the subordination of the liens and security interests of

SNB in the Best Buy Accounts as set forth in paragraph 3 above, SNB may receive payments associated with the Best Buy Accounts (the “Best Buy Proceeds”) in the lockbox maintained by SNB pursuant to that certain Digital Lockbox Agreement by and among SNB and the Borrower, and thereafter apply the Best Buy Proceeds in payment of the SNB Note, or any other amount owing by the Borrower to SNB under the Loan Documents (as that term is defined in the SNB Loan Agreement).

5.	Default Under Rockford Agreement; Delivery of Best Buy Proceeds. SNB, Rockford and the Borrower agree that, upon receipt by SNB of written notice from Rockford of the occurrence of an event of default under the Rockford Agreement, SNB shall forward to Rockford any Best Buy Proceeds then in the possession of SNB and which have not been previously applied in payment of the SNB Note, and thereafter forward to Rockford any Best Buy Proceeds received by SNB. The manner of delivery of any such Best Buy Proceeds shall be:
a.	if the payment of the Best Buy Proceeds is by instrument, mail such instrument and any accompanying remittance materials to Rockford at the address set forth in paragraph 9 below, within a reasonable time after receipt by SNB, but no later than five (5) business days after such receipt; or

b.	if the payment of the Best Buy Proceeds is by wire transfer, promptly transmit such funds to Rockford by wire transfer in accordance with wiring instructions to be provided by Rockford, and mail any associated remittance materials to Rockford at the address set forth in paragraph 9 below, within a reasonable time thereafter, but no later than five (5) business days.
6.	Standard of Care; Interpleader. In the event of any dispute regarding the Best Buy Proceeds, SNB shall be and is hereby authorized, but not obligated, to deposit the Best Buy Proceeds into court and, upon such deposit, shall be discharged and relieved of any further obligation under paragraph 5 above. SNB shall have no obligation to take any action to enforce the Best Buy Accounts. The only responsibility of SNB hereunder shall be the receipt and delivery of the Best Buy Proceeds to Rockford in accordance with paragraph 5 above. Following an event of default under the Rockford Agreement and written notice thereof to SNB as set forth in paragraph 5 above. SNB’s only responsibility hereunder shall be the performance by SNB of the duties imposed by paragraph 5. SNB shall have no responsibility or obligation to determine any questions of fact or law

7.	Borrower’s Consent. The Borrower hereby consents to all of the terms and conditions of this Agreement. The Borrower agrees that Borrower will do nothing to revoke, alter or obstruct the performance of the terms and conditions of this Agreement.

8.	Venue. SNB, Rockford and the Borrower each agree that the exclusive venue for any action or proceeding of any kind by or against SNB, Rockford or Borrower arising out of or related to this Agreement, including but not limited to any interpleader filed by SNB pursuant hereto, shall be any state or federal court sitting in Oklahoma County, Oklahoma, as elected by SNB, and SNB, Rockford and Borrower each hereby submit to the jurisdiction of such courts.

9.	Notices. Any notice, demand or communication required or permitted to be given by any provision of this Agreement will be in writing and will be deemed to have been given when delivered personally or by telefacsimile, receipt confirmed, to the party designated to receive such notice or on the date following the day sent by overnight courier or on the third (3rd) business day after the same is sent by certified mail, postage and charges prepaid, directed to the following addresses or to such other or additional addresses as any party might designate by written notice to the other party:

Borrower:	Advanced Integration, LLC
2805 East 6th Avenue
Stillwater, Oklahoma 74074

SNB:	Stillwater National Bank and Trust Company
608 South Main
Stillwater, Oklahoma 74074
Attn.: David Pitts, Senior Vice President

Rockford:	Rockford Corporation
600 S. Rockford Drive
Tempe, Arizona 85281
Attn.: W. Gary Suttle, President
Rich Vasek, CFO
10.	Amendments. It is understood and agreed that the subordination agreements provided for in paragraphs 1 and 3 hereof will apply to all documents evidencing and securing the Rockford Loan and the SNB Indebtedness, together with all extensions, renewals, amendments, modifications, and increases thereof, together with all interest thereon.

11.	Governing Law. The laws of the State of Oklahoma will govern the enforceability and interpretation of this Agreement.

12.	Entire Agreement. This Agreement constitutes the entire agreement between the parties hereto concerning the subject matter hereof, and supersedes and replaces all prior written and oral negotiations, understandings and agreements between the parties hereto with respect to the subject matter hereof.

13.	Binding Effect. This Agreement will be binding on and inure to the benefit of Rockford, SNB, and the Borrower, and on their respective heirs, personal representatives, successors and assigns. This Agreement has been executed effective the day first above written.

ROCKFORD CORPORATION, an Arizona corporation

By:	/s/ W. Gary Suttle

Name:	W. Gary Suttle
Title:	President

(“Rockford”)

STILLWATER NATIONAL BANK AND TRUST COMPANY

By:	/s/ David Pitts

Name:	David Pitts
Title:	Senior Vice President

(“SNB”)

ADVANCED INTEGRATION, LLC, an Oklahoma
limited liability company

By:	/s/ Steven E. Frazier

STEVEN E. FRAZIER, Member-Manager

By:	/s/ Tommy D. Smith

TOMMY D. SMITH, Member-Manager

(the “Borrower”)